SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported)  March 27, 1998
                                                  --------------

                             Blue Fish Clothing, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                 Pennsylvania
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                 (State or Other Jurisdiction of Incorporation)


        1-14078                                           22-2781253
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Commission File Number                             (I.R.S. Employer I.D. No.)


                 No. 3 Sixth Street, Frenchtown, New Jersey 08825
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          (Address of Principal Executive Offices, Including Zip Code)

                                (908) 996-3844
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              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events
------    ------------

          The Company announced that Marc Wallach, President, Chief Executive Officer and a Director of the Company has resigned to pursue other interests, effective immediately. Jeffrey L. Haims has been appointed as Acting Chief Executive Officer. Mr. Haims has been actively engaged in the retail and wholesale apparel industry for the last twelve years. His background is a balance between tradi-tional design and production skills for the apparel industry and advanced technologies for computer systems and networks. He is personally skilled in all stages of design and production of men's and women's apparel and has held previous positions at Salvatore Ferragamo, The Donna Karan Co., Liz Claiborne, Inc. and the Charming Shoppes, Inc., ranging from Production Engineer to Design Director to Corporate Director of Information Technology. Mr. Haims attended the Fashion Institute of Technology for both men's and women's Fashion Design and received the Ford scholarship to the Art Center School of Design in Los Angeles.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUE FISH CLOTHING, INC.



Date:  March 27, 1998                   By:  /s/ Richard E. Swarttz
                                           ________________________________
                                           Richard E. Swarttz
                                           Chief Financial Officer